Exhibit 4.2

Execution Version

T2 BIOSYSTEMS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 22, 2013

i

T2 BIOSYSTEMS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of March 22, 2013, by and among T2 Biosystems, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, an “Investor” or a “Preferred Holder” and collectively, the “Investors” or the “Preferred Holders”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, certain of the Investors are parties to the Series E Convertible Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series E Preferred Stock to such Investors (the “Series E Investors”) that the parties to the Purchase Agreement execute and deliver this Agreement;

WHEREAS, the Company and certain of the Investors are parties to the Third Amended and Restated Investors’ Rights Agreement dated as of August 3, 2011 (the “Investors’ Rights Agreement”), which can be amended with the written consent of the Company and Holders (as defined therein) of at least a majority of the Registrable Securities (as defined therein); and

WHEREAS, the Company and the undersigned Investors comprising of Holders of at least a majority of the Registrable Securities now desire to amend and restate the Investors’ Rights Agreement to facilitate the sale of shares of Series E Preferred Stock to the Series E Investors.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt of and adequacy of which is hereby acknowledged, the parties hereto further agree as follows:

Section 1
Definitions.

1.1                               Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)              “Closing” shall mean the date of the sale of shares of the Company’s Series E Preferred Stock pursuant to the Purchase Agreement.

(b)              “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)               “Common Stock” shall mean the Common Stock, par value $0.001 per share of the Company.

(d)              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)               “Founder” shall mean any of Michael Cima, Tyler Jacks, Lee Josephson, Robert Langer, W. David Lee or Ralph Weissleder.

(f)                “Holder” shall mean (i) any Investor that holds Registrable Securities and (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(g)               “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

(h)              “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.

(i)                  “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(j)                 “Initiating Holders” shall mean, collectively, Holders who properly initiate a registration request under this Agreement.

(k)              “Investors” shall mean the persons and entities listed on Exhibit A hereto.

(1)              “Management Rights Letter” shall mean that certain Management Rights Letter by and among the Company and Broad Street Principal Investments, L.L.C., Bridge Street 2013 Holdings, L.P. and MBD 2013 Holdings, L.P. of even date herewith and the Management Rights Letters between the Company and each of (i) Aisling Capital III, LP, (ii) Flagship Ventures Fund 2004, L.P. and Flagship Ventures Fund IV, L.P., (iii) Flybridge Capital Partners I,L.P. and Flybridge Capital Partners II, L.P., (iv) Physic Ventures, L.P. and (v) Polaris Venture Partners V, L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Founders’ Fund V, L.P. and Polaris Venture Partners Special Founders’ Fund V, L.P., dated August 3, 2011.

(m)          “New Securities” shall have the meaning set forth in Section 4.1(a) hereof.

(n)              “Preferred Conversion Stock” shall mean the shares of Common Stock issued upon conversion of the Preferred Stock.

(o)              “Preferred Holders” shall have the meaning set forth in the Preamble hereto.

(p)              “Preferred Stock” shall mean the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share, the Company’s Series A-2 Convertible Preferred Stock, $0.001 par value per share, the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, the Company’s Series C Convertible Preferred Stock, par value $0.001 per share, the Company’s Series D Convertible Preferred Stock, par value $0.001 per share and the Series E Preferred Stock, par value $0.001 per share.

(q)              “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(r)                 “Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public through a registration statement or could be sold pursuant to Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(s)                The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(t)                 “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, accounting fees, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders (selected by a majority-in-interest of the Holders) not to exceed $50,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(u)              “Requisite Share Amount” shall have the meaning set forth in Section 3.1 hereof.

(v)              “Restated Certificate of Incorporation” shall mean the Company’s Restated Certificate of Incorporation, as may be amended and/or restated from time to time.

(w)            “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b) hereof.

(x)              “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y)              “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z)               “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa)       “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders not to exceed $50,000 included in Registration Expenses).

(bb)       “Series E Preferred Stock” shall mean shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share.

(cc)         “Shares” shall mean (i) Preferred Stock issued to the Investors by the Company, and (ii) any securities issued with respect to the foregoing upon any stock split, stock dividend, recapitalization, or similar event or upon any conversion.

(dd)       “Transaction Documents” shall mean (i) the Purchase Agreement, (ii) that certain Fourth Amended and Restated Stockholders’ Voting Agreement by and among the Company, the Investors and certain other stockholders named therein of even date herewith and (iii) that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company, the Investors and certain other stockholders named therein of even date herewith.

Section 2
Registration Rights

2.1                               Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least thirty percent (30%) of the Registrable Securities (or a lesser amount if such offering shall have an aggregate offering price to the public of not less than Ten Million Dollars ($10,000,000) net of underwriting discounts and commissions) (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i)                                     promptly give written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is mailed or delivered; provided that, unless a registration pursuant to this Section 2.1 is the Initial Public Offering, the Company also shall use its reasonable best efforts to file the registration statement within sixty (60) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)                                               Prior to the earlier of (A) March 22, 2015 or (B) six (6) months following the effective date of the Initial Public Offering;

(ii)                                            In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii)                                         After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold); or

(iv)                                        During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing, in good faith, commercially reasonable efforts to cause such registration statement to become effective.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(iv) above) the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and approved by Holders of at least a majority of the Registrable Securities.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. In no event shall Registrable Securities be excluded from such registration unless all other stockholders’ securities (including securities for the account of the Company) have been first excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2                               Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Sections 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                          promptly give written notice of the proposed registration to all Holders; and

(ii)                                       include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. In no event shall any Registrable Securities be excluded from such registration and underwriting unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such registration and underwriting, then the Registrable Securities that are included in such registration and underwriting shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the registration and underwriting be reduced below thirty percent (30%) of the total amount of securities included in such registration and underwriting, unless such registration is the Initial Public Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3                               Registration on Form S-3.

(a) Request for Form S-3 Registration. If the Company is then qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii); provided, that in the case of a registration pursuant to this Section 2.3, the Company also shall use its reasonable best efforts to file the registration statement within sixty (60) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)                                          In the circumstances described in either Sections 2.1(b)(ii) or 2.1(b)(iv);

(ii)                                       If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public (net of any underwriters’ discounts and commissions) of less than Three Million Dollars ($3,000,000); or

(iii)                                    If, in a given six-month period, the Company has effected one (1) such registration in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Initiating Holders requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4                               Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1(a); and provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or 2.3. All Selling Expenses shall be borne pro rata by the selling Holders based on the number of Registrable Securities requested to be so registered.

2.5          Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a)         Keep such registration effective for a period of ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such one hundred twenty (120) day period shall be extended for up to 12 months, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)         Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above; provided further that in connection with any registration on Form S-3 pursuant to Section 2.3 above, the Company agrees to timely file all reports required under the Exchange Act in order to maintain the right to continue to use such Form S-3 and to maintain such registration in effect;

(c)          Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)         Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)          Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)          Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)         Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(i)           In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(j)          Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(k) Promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement.

2.6          Indemnification.

(a)         To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, stockholders, members and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, stockholders, members, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action as they are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company and stated to be specifically for use therein by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter; and provided further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)         To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, stockholders, members and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, stockholders, members, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action as they are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c)          Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not materially prejudicial to the Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)         If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such

Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.6(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.7          Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8          Restrictions on Transfer. The Holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8.

(a) Subject to Section 2.10, each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, these Sections 2.8 and 2.10, and (y):

(i)         There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)        Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel or “no action” letters for transactions made pursuant to Rule 144, except in unusual circumstances.

(iii)       Notwithstanding the provisions of subsections (a)(y)(i) and (a)(y)(ii) above, no such registration statement or opinion of counsel or “no action” letter shall be necessary for: (A) a transfer by a Holder to any of its affiliates (including an affiliated fund now or hereafter existing that is managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, each an “Affiliated Fund”); (B) a transfer by a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (C) a transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; or (D) the transfer by a Holder exercising its co-sale rights under the Fourth Amended and Restated Right of First Refusal and Co- Sale Agreement by and among the Company and the Investors and certain other stockholders named therein of even date herewith, as amended, as the same may be amended and/or restated from time to time, if in each transfer under clauses (A), (B) or (C) the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN

THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(c) The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel reasonably satisfactory to the Company, that such securities can be sold without restriction pursuant to Rule 144 under the Securities Act.

2.9          Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)         Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)         File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)          So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during one hundred and eighty (180) day period or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within eighteen (18) days before or after the date that is one hundred eighty (180) days after the effective date of the registration statement on Form S-1 or Form S-3 relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to the Initial Public Offering. The foregoing provisions of this Section 2.10 shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b)  hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or release of such agreement by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Notwithstanding anything to the contrary in the foregoing, the restrictions contained in this Section 2.10 shall not apply to any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) acquired by any Holder following the effective date of the Initial Public Offering.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to: (a) a transferee or assignee who acquires at least five percent (5%) of the Investor’s shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (b) an affiliate of a Holder (including an Affiliated Fund) or a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; or (c) a Holder’s family member or trust for the benefit of an individual Holder or Holder’s family member; provided that (i) any such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, and applicable securities laws; (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this

Agreement, including without limitation the obligations set forth in Section 2.10; and (iv) any such transferee is not engaged in competition with the Company as reasonably determined by the Board.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period; and (ii) five (5) years after the closing of the Initial Public Offering.

Section 3
Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1          Basic Financial Information. Provided that twenty percent (20%) of the Preferred Stock originally issued by the Company (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) or the equivalent in Registrable Securities remain outstanding, the Company shall deliver to each Investor who holds at least twenty percent (20%) of the Shares originally purchased by such Investor (the “Requisite Share Amount”) the following financial information:

(a)         as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company, which such time period may be waived by the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b)         as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(c)          as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment and

(d)         as soon as practicable, but in any event within 30 days prior to the commencement of each new fiscal year of the Company, an annual budget and operating plan for such fiscal year.

(d)         the rights granted to each Investor pursuant to this Section 3.1 shall terminate on the date of the closing of the Initial Public Offering.

3.2          Inspection Rights. Provided that twenty percent (20%) of the Preferred Stock originally issued by the by the Company (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) or the equivalent in Registrable Securities remain outstanding, the Company will afford to each Investor who continues to hold such Investor’s Requisite Share Amount reasonable access during normal business hours to all of the Company’s properties, books and records. Investors may exercise their rights under this Section 3.2 only for purposes reasonably related to their interests as a stockholder. The rights granted pursuant to Section 3.1 and this Section 3.2 may be assigned or otherwise conveyed by any Investor to any person that such Investor transfers shares of Shares representing such Investor’s Requisite Share Amount or by any subsequent transferee of any such rights to any transferee, and such transferees shall be deemed to be an Investor for purposes of Sections 3.1 and 3.2 hereof, unless such transferee is reasonably deemed by the Company to be a competitor of the Company. The rights granted to each Investor pursuant to this Section 3.2 shall terminate on the date of the closing of the Initial Public Offering.

3.3          Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets of the Company. The Company shall not be required to comply with any inspection rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor, nor shall the Company be obligated to disclose any information which the Board determines in good faith is attorney-client privileged and should not, therefore, be disclosed. Each Holder agrees that it will not use any information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person other than its employees, agents or partners having a need to know the contents of such information, and its attorneys, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; and to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3  or as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.

3.4          Stock Option Vesting. Unless otherwise decided by the Board and each of the Preferred Stock Directors (as defined in the Fourth Amended and Restated Stockholders’ Voting Agreement dated as of the date hereof, as the same may be amended and/or restated from time to time), all option grants to employees and consultants of the Company made after the date of this Agreement shall vest over a four (4) year period with twenty-five percent (25%) of the shares subject to each option vesting a year after the vesting commencement date and the remainder of the shares vesting in equal amounts on a monthly, quarterly or annual basis thereafter. Vesting shall be accelerated by one (1) year if within one (1) year after a change in control the option holder, if such option holder is an employee, is discharged without cause or is “constructively discharged” (e.g. by a reduction in compensation).

3.5          Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Initial Public Offering or upon the closing of a Deemed Liquidation Event (as defined in the Restated Certificate of Incorporation), provided that in the case of a sale of substantially all assets, such termination shall occur only upon completion of the distribution of all proceeds of such sale to the stockholders of the Company in accordance with the Restated Certificate of Incorporation.

3.6          Founder Board Observer Rights. From and after the date of this Agreement and until consummation of the Initial Public Offering, the Founders shall have the right to appoint four (4) designees (“Founder Board Observers”), provided that such Founder Board Observer is also a Founder. Founder Board Observers shall be permitted to attend each meeting of the Board and to participate in all discussions during each meeting. The Company shall send to each such Founder Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. The Company shall also provide to each such Founder Board Observer copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board or committee, unless the information is reasonably designated as proprietary information by the Board, the Company receives advice from legal counsel that there is a substantial risk that discussing a specified matter in the presence of, or providing specific document to, a person who is not a member of the Board, would result in the Company’s loss of attorney-client privilege with respect to a specified matter, or if the Company reasonably believes that such specified matter relates directly and substantially to any matter in which such Founder Board Observer has a material business or financial interest (other than by reason of its interests as a stockholder of the Company), or if the Board in good faith wishes to discuss confidential matters related to the business of the Company, the Company may exclude a Founder Board Observer from that portion of the meeting addressing such specified matter or not provide such specific document to the Founder Board Observer.

3.7         No Restrictions on Business Activities.

(a)         The Company agrees not to require any Investor to (i) limit or restrict any of its business activities (including, without limitation, business activities of such Investor in the same line of business as the Company or investments by such Investor in any entity engaged in the same line of business of the Company), (ii) send any business opportunities to the Company or (iii) violate any duty or client confidence. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the Company agrees that any of the Investors may disclose any confidential information of the Company that such Investor receives if such disclosure is requested or required by law, regulation or any regulatory or governmental authority, provided that such disclosing Investor gives the Company, to the extent reasonably practicable and legally permitted, prior written notice of such requirement and an opportunity to seek a protective order with respect thereto.

(b)         Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, none of the provisions herein or therein shall in any way limit any Investor from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity or other similar activities conducted in the ordinary course of its business. The Company acknowledges that the restrictions contained in Section 2.10 of this Agreement shall not apply to any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) acquired by the Investors following the effective date of the first registration statement of the Company covering Common Stock or other securities to be sold on behalf of the Company in an underwritten public offering.

3.8          Restrictive Covenants. The Company agrees that it will not enter into any agreement that contains a non-competition or non-solicitation covenant that binds any of the Investors.

3.9          No Other Arrangements. The Company hereby agrees, represents and warrants to each of the Investors that, except for the Transaction Documents and the Management Rights Letters, the Company is not a party to any agreements, arrangements or understandings, whether written or oral, with any Series E Investors with respect to the rights, privileges or restrictions of the Series E Preferred Stock.

3.10        General Regulatory. The Company shall keep the Investors informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with the Investors and their respective affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

3.11        Non-Promotion. The Company agrees that it will not, without the prior written consent of each Investor or its affiliate, as applicable, in each instance, (i) use in advertising, publicity, or otherwise the name of such Investor or its affiliate, or any partner or employee of an affiliate of such Investor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Investor or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Investor or its affiliate.

3.12        Company Logos. The Company grants each of the Investors permission to use the Company’s name and logo in the marketing materials of such Investor or its affiliates. Each of the Investors or their affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials of such Investor in which the Company’s name and logo appear.

3.13        Insurance. The Company shall maintain Director and Officer liability insurance of no less than Three Million Dollars ($3,000,000) and product liability insurance.

Section 4
Right of First Refusal

4.1          Right of First Refusal to Preferred Holders. Provided that fifteen percent (15%) or more of the Preferred Stock originally issued by the Company (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) remains outstanding, the Company hereby grants to each Preferred Holder the right of first refusal to purchase its pro rata share (based on ownership of Preferred Stock) of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Preferred Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock then owned by such Preferred Holder (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by such Preferred Holder) to (b) the total number of shares of Common Stock then owned by all Preferred Holders (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by all the Preferred Holders). For purposes of this Section 4.1, a Preferred Holder includes any general partner, managing member and affiliates (including Affiliated Funds) of a Preferred Holder. A Preferred Holder who chooses to exercise the right of first refusal may designate as purchasers under such right itself and/or its partners or affiliates (including Affiliated Funds), in such proportions as it deems appropriate.

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i)         the Shares and the Preferred Conversion Stock; or

(ii)        securities excluded from the definition of Additional Shares of Common Stock pursuant to Article FOURTH Section B.4(d)(i)(D)(I)-(V) of the Restated Certificate of Incorporation, as such provision is amended, modified, supplemented or replaced.

(b)         In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preferred Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Preferred Holder fails to so agree in writing within such twenty (20) day period to purchase such Holder’s full pro rata share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of such Nonpurchasing Holder’s pro rata share of such New Securities that such Nonpurchasing Holder did not so agree to purchase. The Company shall promptly give each Preferred Holder who has timely agreed to purchase such Holder’s full pro rata share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder’s full pro rata share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased pro rata shares of such offering on a pro rata basis according to the relative pro rata shares of the Purchasing Holders, at any time within five (5) days after receiving the Overallotment Notice.

(c)          In the event the Preferred Holders fail to exercise fully the right of first refusal within said twenty (20) day period plus five (5) days (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Preferred Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Preferred Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Preferred Holders in the manner provided in this Section 4.1.

(d)         The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, (i) the Initial Public Offering or (ii) on the first date upon which no Shares are outstanding with respect to the Preferred Holders.

Section 5

Miscellaneous

5.1          Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the Holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)         if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof and required copies (which shall not constitute notice) shall be sent to Todd Finger, McDermott, Will & Emery, 340 Madison Avenue, New York, NY 10173-1922 and Richard Birns, Boies, Schiller & Flexner LLP, 575 Lexington Avenue, 7th Floor, New York, NY 10022 (facsimile: 212-446-2350; electronic mail address: rbirns@bsfllp.com);

(b)         if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c)          if to the Company, one copy should be sent to T2 Biosystems, 101 Hartwell Avenue, Lexington, MA 02421, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a required copy (which shall not constitute notice) to Mark J. Macenka, Esq., Goodwin Procter, LLP, Exchange Place, Boston, MA 02109.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

5.3          Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

5.4          Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5          Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior written or oral agreements and understandings relating to such subject matter.

No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6          Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7          Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10        Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11        Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.12        Aggregation of Stock. All shares of Common Stock and Preferred Stock held or acquired by affiliated entities or persons or entities under common investment management or control shall be aggregated together for the purpose of determining the availability of any rights or obligations under this Agreement.

5.13        Termination of Investors’ Rights Agreement. By execution of this Agreement, the Company and the other parties to the Investors’ Rights Agreement that are parties to this Agreement hereby acknowledge and agree that, effective as of the date hereof, the Investors’ Rights Agreement is hereby terminated and shall be of no further force of effect.

5.14        Additional Parties. Additional Investors (as defined in the Purchase Agreement) who purchase shares of Preferred Stock from the Company pursuant to the terms of the Purchase Agreement after the effective date of this Agreement, as a condition to such purchase, shall become a party to this Agreement by executing a signature page to this Agreement, and no consent or waiver of any other party hereto, other than the Company, shall be required to add any such additional party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

T2 BIOSYSTEMS, INC.
a Delaware corporation

By:	/s/ John McDonough
Name:	John McDonough
Title:	President and Chief Executive Officer

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

FLAGSHIP VENTURES FUND 2004, L.P.
By: Flagship Ventures General Partner LLC,
Its General Partner

By:	/s/ Noubar Afeyan
Name:	Noubar Afeyan
Title:	Manager

Address: Flagship Ventures
One Memorial Drive, 7th Floor
Cambridge, MA 02142

FLAGSHIP VENTURES FUND IV, L.P.
By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	Manager

Address: Flagship Ventures
One Memorial Drive, 7th Floor
Cambridge, MA 02142

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

	POLARIS VENTURE PARTNERS V, L.P.		POLARIS VENTURE PARTNERS
	By: Polaris Venture Management Co. V, L.L.C.		FOUNDERS’ FUND V, L.P.
	Its General Partner		By: Polaris Venture Management Co. V, L.L.C.
Its General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau		William E. Bilodeau
	Attorney-in-fact		Attorney-in-fact

	Address: Polaris Venture Partners		Address: Polaris Venture Partners
	1000 Winter Street, Suite 3350		1000 Winter Street, Suite 3350
	Waltham, MA 02451		Waltham, MA 02451

	POLARIS VENTURE PARTNERS		POLARIS VENTURE PARTNERS SPECIAL
	ENTREPRENEURS’ FUND V, L.P.		FOUNDERS’ FUND V, L.P.
	By: Polaris Venture Management Co. V, L.L.C.		By: Polaris Venture Management Co. V, L.L.C.
	Its General Partner		Its General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau		William E. Bilodeau
	Attorney-in-fact		Attorney-in-fact

	Address: Polaris Venture Partners		Address: Polaris Venture Partners
	1000 Winter Street, Suite 3350		1000 Winter Street, Suite 3350
	Waltham, MA 02451		Waltham, MA 02451

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

FLYBRIDGE CAPITAL PARTNERS I, L.P.
By: Flybridge Capital Partners G.P. I, L.L.C.
Its General Partner

By:	/s/ Michael A. Greeley
Name:	Michael A. Greeley
Title:	Member and Manager

Address: Flybridge Capital Partners
500 Boylston Street, 18th Floor
Boston, MA 02116

FLYBRIDGE CAPITAL PARTNERS II, L.P.
By: Flybridge Capital Partners G.P. II, L.L.C.
Its General Partner

By:	/s/ Michael A. Greeley
Name:	Michael A. Greeley
Title:	Member and Manager

Address: Flybridge Capital Partners
500 Boylston Street, 18th Floor
Boston, MA 02116

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

PARTNERS HEALTHCARE SYSTEM
POOLED INVESTMENT ACCOUNTS

By:	Partners Healthcare
Its:	Managing General Partner

By:	/s/ John Barker
Name:	John Barker
Title:	Chief Investment Officer

Address:	101 Merrimac St., 4th Fl.
Boston, MA 02114
Attn: Jennifer Schmelter

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

PHYSIC VENTURES, L.P.
By: Physic Ventures Management, L.L.C.,
Its General Partner

By:	/s/ William Rosenzweig
Name:	William Rosenzweig
Title:	Managing Partner

Address: Physic Ventures, L.P.
200 California Street, 5th Floor
San Francisco, CA 94111

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

ARCUS VENTURES FUND, L.P.

By:	/s/ James B. Dougherty
Name:	JAMES B. Dougherty
Title:	GENERAL PARTNER

Address: 55 Broad Street, Suite 1840
New York, NY 10004

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

CAMROS CAPITAL, LLC

By:	/s/ Parviz Tayebati
Name:	Parviz Tayebati
Title:	CEO

Address: 134 Farm Road
Sherborn, MA 01770

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

WS INVESTMENT COMPANY, LLC (2010A)

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address: 650 Page Mill Road
Palo Alto, CA 94304

WS INVESTMENT COMPANY, LLC (2011A)

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address: 650 Page Mill Road
Palo Alto, CA 94304

WS INVESTMENT COMPANY, LLC (2013A)

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address: 650 Page Mill Road
Palo Alto, CA 94304

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

AISLING CAPITAL III, LP

/s/ [ILLEGIBLE]
Name: ILLEGIBLE
Title: CFO

Aisling Capital III, L.P.
888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn: Chief Financial Officer
Fax: 212 651 6379

With a required copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attn: Todd Finger
Fax: 212 547 5444

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

BROAD STREET PRINCIPAL INVESTMENTS,
L.L.C.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

BRIDGE STREET 2013 HOLDINGS, L.P.
By: Bridge Street Opportunity Advisors, L.L.C.,
its General Partner

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

MBD 2013 HOLDINGS, L.P.
By: MBD Advisors, L.L.C.,
its General Partner

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

Address:	200 West Street
New York, NY 10282
Attn: TJ Carella

With a required copy to:

Boies, Schiller & Flexner LLP
575 Lexington Avenue, 7th Floor
New York, NY 10022
Attn: Richard Birns
Fax: 212-446-2350
Email: rbims@bsfllp.com

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

MICHAEL CIMA

/s/ Michael Cima
Name: Michael Cima

***T2 Biosystems, Inc. — Fourth Amended and Restated Investors’ Rights Agreement***

EXHIBIT A

INVESTORS

Flagship Ventures Fund 2004, L.P.

Flagship Ventures Fund IV, L.P.

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Flybridge Capital Partners I, L.P.

Flybridge Capital Partners II, L.P.

Partners Healthcare System Pooled Investment Accounts

In-Q-Tel, Inc.

Physic Ventures, L.P.

Arcus Ventures Fund, L.P.

RA Capital Healthcare Fund, LP

Blackwell Partners, LLC

Camros Capital, LLC

WS Investment Company, LLC (2010A)

WS Investment Company, LLC (2011A)

WS Investment Company, LLC (2013A)

Aisling Capital III, LP

Broad Street Principal Investments, L.L.C.

Bridge Street 2013 Holdings, L.P.

MBD 2013 Holdings, L.P.

Michael Cima

T2 BIOSYSTEMS, INC.

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”), dated as of July 21, 2014, is made by and among T2 Biosystems, Inc., a Delaware corporation (the “Company”), and the other parties to the Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 22, 2013 (the “Agreement”), set forth on the signature pages hereto, and amends the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company plans to issue and sell newly issued shares of its common stock in an initial public offering to be registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (No. 333-197193) previously filed with the Securities and Exchange Commission (the “Offering”).

WHEREAS, Section 5.1 of the Agreement provides that the Agreement may not be amended other than with a written instrument referencing the Agreement and signed by the Company and the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144).

WHEREAS, in connection with the Offering, the Company and the other parties hereto, being the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144), desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.  Amendment.

(a)                                 Section 2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                           Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than the initial firm commitment underwritten public offering of Common Stock registered under the Securities Act, a registration pursuant to Sections 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                     promptly give written notice of the proposed registration to all Holders; and

(ii)                                  include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.”

Section 2.  Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.   Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

Section 4.  Headings.  The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

Section 5.  Prior Agreements.  This Amendment and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

Section 6.  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

Section 7.  No Further Effect.  Except as explicitly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

COMPANY:

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough
Name: John McDonough
Title: President and Chief Executive Officer

HOLDERS:

POLARIS VENTURE PARTNERS V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS ENTREPRENEUERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

FLYBRIDGE CAPITAL PARTNERS I, L.P.
By: Flybridge Capital Partners G.P. I, L.L.C.
Its General Partner

By:	/s/ David Aronoff
Name:	David Aronoff
Title:	General Partner

FLYBRIDGE CAPITAL PARTNERS II, L.P.
By: Flybridge Capital Partners G.P. II, L.L.C.
Its General Partner

By:	/s/ David Aronoff
Name:	David Aronoff
Title:	General Partner

FLAGSHIP VENTURES FUND 2004, L.P.
By: Flagship Ventures General Partner LLC
Its General Partner

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	Manager

FLAGSHIP VENTURES FUND IV, L.P.
By: Flagship Ventures Fund IV General Partner LLC
Its General Partner

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	Manager

PHYSIC VENTURES, L.P.
By: Physic Ventures Management, L.L.C.
Its General Partner

By:	/s/ William B. Rosenzweig
Name:	William B. Rosenzweig
Title:	Managing Partner

MBD 2013 HOLDINGS, L.P.
By: MBD Advisors, L.L.C., its
General Partner

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

BRIDGE STREET 2013 HOLDINGS, L.P.
By: Bridge Street Opportunity
Advisors, L.L.C., its General Partner

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appal
Name:	Lloyd Appal
Title:	CFO

/s/ Michael Cima
Michael Cima

T2 BIOSYSTEMS, INC.

AMENDMENT NO. 2 TO

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”), dated as of July 25, 2014, is made by and among T2 Biosystems, Inc., a Delaware corporation (the “Company”), and the other parties to the Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 22, 2013 (as amended to date, the “Agreement”), set forth on the signature pages hereto, and amends the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company plans to issue and sell newly issued shares of its common stock in an initial public offering to be registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (No. 333-197193) previously filed with the Securities and Exchange Commission (the “Offering”).

WHEREAS, Section 5.1 of the Agreement provides that the Agreement may not be amended other than with a written instrument referencing the Agreement and signed by the Company and the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144).

WHEREAS, in connection with the Offering, the Company and the other parties hereto, being the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144), desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.  Amendment.

(a)                                 Section 1.1(r) of the Agreement is hereby amended and restated in its entirety to read as follows:

                                                “(r)                              “Registrable Securities” shall mean (i) shares of Common Stock issued and sold to the Investors at the direction of the Company in the initial firm commitment underwritten public offering of Common Stock registered under the Securities Act, (ii) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, (iii) shares of Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof and (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (ii) or (iii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (ii) or (iii) above which have previously been registered or described in clause (i), (ii) or (iii)

above which have been sold to the public through a registration statement or could be sold pursuant to Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.”

Section 2.  Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

Section 4.  Headings.  The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

Section 5.  Prior Agreements.  This Amendment and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

Section 6.  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

Section 7.  No Further Effect.  Except as explicitly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

COMPANY:

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough
	Name:	John McDonough
	Title:	President and Chief Executive Officer

HOLDERS:

POLARIS VENTURE PARTNERS V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS ENTREPRENEUERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.
By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its General Partner

By:	/s/ John Gannon
Name:	John Gannon
Title:	Member

FLYBRIDGE CAPITAL PARTNERS I, L.P.
By: Flybridge Capital Partners G.P. I, L.L.C.
Its General Partner

By:	/s/ David Aronoff
Name:	David Aronoff
Title:	General Partner

FLYBRIDGE CAPITAL PARTNERS II, L.P.
By: Flybridge Capital Partners G.P. II, L.L.C.
Its General Partner

By:	/s/ David Aronoff
Name:	David Aronoff
Title:	General Partner

FLAGSHIP VENTURES FUND 2004, L.P.
By: Flagship Ventures General Partner LLC
Its General Partner

By:	/s/ Noubar Afeyan
Name:	Noubar Afeyan
Title:	Manager

FLAGSHIP VENTURES FUND IV, L.P.
By: Flagship Ventures Fund IV General Partner LLC
Its General Partner

By:	/s/ Noubar Afeyan
Name:	Noubar Afeyan
Title:	Manager

PHYSIC VENTURES, L.P.
By: Physic Ventures Management, L.L.C.
Its General Partner

By:	/s/ William B. Rosenzweig
Name:	William B. Rosenzweig
Title:	Managing Partner

MBD 2013 HOLDINGS, L.P.
By: MBD Advisors, L.L.C., its General Partner

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

BRIDGE STREET 2013 HOLDINGS, L.P.
By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appal
Name:	Lloyd Appal
Title:	CFO

/s/ Michael Cima
Michael Cima